Exhibit 23.2



          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 27, 2006, relating to the financial statements of The InterGroup Corporation, which appears in The InterGroup Corporation's Annual Report on Form 10-KSB for the year ended June 30, 2006.

/s/ PricewaterhouseCoopers LLP

Irvine, California
June 28, 2007